Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated July 16, 2012 with respect to the shares of Common Stock of Ironwood Pharmaceuticals, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  November 5, 2012

BIOTECHNOLOGY VALUE FUND, L.P.		BVF PARTNERS L.P.

By:	BVF Partners L.P., its general partner	By:	BVF Inc., its general partner

By:	BVF Inc., its general partner	By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	/s/ Mark N. Lampert		President
Mark N. Lampert
President

BIOTECHNOLOGY VALUE FUND II, L.P.		BVF INC.

By:	BVF Partners L.P., its general partner	By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	BVF Inc., its general partner		President

By:	/s/ Mark N. Lampert	/s/ Mark N. Lampert
	Mark N. Lampert	MARK N. LAMPERT
President

BVF INVESTMENTS, L.L.C.

By:	BVF Partners L.P., its manager

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President